Exhibit 99.28(i)(6)

     CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 25 to the Registration Statement of Northern Light Fund Trust II on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum

A Partner

Washington, DC
December 19, 2011